UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2005
STONERIDGE, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

9400 East Market Street, Warren, Ohio	44484

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 856-2443

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On October 25, 2005, Stoneridge, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to the Credit Agreement dated as of May 1, 2002 (the “Credit Agreement”) by and among the Company as Borrower, the Lending Institutions Named Therein, as Lenders, National City Bank, as Administrative Agent, a Joint Lead Arranger and Collateral Agent, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Comerica Bank and PNC Bank, National Association, as the Co-Documentation Agents. The Amendment modifies certain financial covenant requirements, changes certain reporting requirements and temporarily (until April of 2006) prohibits the Company from repurchasing, repaying or redeeming any of the Company’s outstanding subordinated notes. A copy of the Amendment is attached hereto as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.
Date: October 28, 2005	/s/ Edward F. Mosel
Edward F. Mosel, Executive Vice President and Chief
Operating Officer (Interim Principal Financial Officer)

Exhibit Index

99.1	Amendment No. 4 dated October 25, 2005 to Credit Agreement dated as of May 1, 2002 by and among the Company as Borrower, the Lending Institutions Named Therein, as Lenders, National City Bank, as Administrative Agent, a Joint Lead Arranger and Collateral Agent, Deutsche Bank Securities Inc., as a Joint Lead Arranger, Comerica Bank and PNC Bank, National Association, as the Co-Documentation Agents.